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AMENDMENT #19
TO THE BY-LAWS
OF
FEDERATED STOCK AND BOND FUND, INC.
Effective August 18, 2005
Delete, ARTICLE IX, INDEMNIFICATION
in its entirety and replace with the
following:
ARTICLE IX
INDEMNIFICATION
	Section 1.  INDEMNIFICATION
 OF DIRECTORS AND OFFICERS.
The Corporation shall indemnify its
directors to the fullest extent
that indemnification of directors
is permitted by the Maryland General
Corporation Law.
The Corporation shall indemnify its
officers to the same extent as its
directors and to such further extent
 as is consistent
with law.  The Corporation shall
indemnify its directors and officers
 who while serving as directors or
officers also serve
at the request of the Corporation
as a director, officer, partner,
trustee, employee, agent or fiduciary of another corporation, partnership joint venture, trust, other enterprise or employee benefit plan to the fullest extent consistent with law. The indemnification and other rights provided by this
Article shall continue as to a
person who has ceased to be a
director or officer and shall
inure to the benefit of the heirs,
executors and administrators of such
 a person.  This Article
shall not protect any such person
against any liability to the
Corporation or any Shareholder thereof
 to which such
person would otherwise be subject
by reason of (i) willful misfeasance,
 (ii) bad faith, (iii) gross negligence or
(iv)
reckless disregard of the duties
involved in the conduct of his office
(disabling conduct).
	Section 2.  ACTION BY DIRECTOR
 AGAINST THE CORPORATION.  With respect
 to any action, suit or
other proceeding voluntarily prosecuted
by any indemnitee as plaintiff,
indemnification shall be mandatory
only if the
prosecution of such action, suit
 or other proceeding by such
 indemnitee (i) was authorized
by a majority of the Directors
or (ii) was instituted by the
indemnitee to enforce his rights
to indemnification hereunder in a
 case in which the indemnitee
is found to be entitled to such
indemnification.
	Section 3.  SURVIVAL.
The rights to indemnification
set forth herein shall continue as
 to a person who has
ceased to be a Director or officer
 of the Corporation and shall inure
to the benefit of his heirs,
executors and personal
and legal representatives.
	Section 4.  AMENDMENTS.
References in this Article are to
the Maryland General Corporation Law
and to
the Investment Company Act of 1940,
as from time to time amended.
No amendment or restatement of these
by-laws
or repeal of any of its provisions
 shall limit or eliminate any of
the benefits provided to any person
who at any time is or
was a Director or officer of the
 Corporation or otherwise entitled
 to indemnification hereunder
in respect of any act or
omission that occurred prior to
such amendment, restatement or
 repeal.
	Section 5.  PROCEDURE.
 Notwithstanding the foregoing,
 no indemnification shall be made
hereunder unless
there has been a determination
(i) by a final decision on the
 merits by a court or other body
of competent jurisdiction
before whom the issue of
entitlement to indemnification
hereunder was brought that such
 indemnitee is entitled to
indemnification hereunder or,
(ii) in the absence of such a
 decision, by (1) a majority vote
 of a quorum of those
Directors who are neither
 "interested persons" of the
Corporation (as defined in Section
2(a)(19) of the 1940 Act) nor
parties to the proceeding
(Disinterested Non-Party Directors),
that the indemnitee is entitled to

 not obtainable (or even if obtainable,
if such majority so directs) independent
 legal
counsel in a written opinion concludes,
based on a review of readily available
 facts (as opposed to a full trial-type
inquiry) that the indemnitee should be
 entitled to indemnification hereunder.
 All determinations to make advance
payments in connection with the expense
 of defending any proceeding shall be
authorized and made in accordance with
the immediately succeeding paragraph (f) below.
	Section 6.  ADVANCES.
 Any current
or former director or officer of
the Corporation seeking indemnification
within the scope of this Article
shall be entitled to advances from
the Corporation for payment of the
reasonable
expenses incurred by him in connection
with the matter as to which he is
seeking indemnification in the manner
 and to
fullest extent permissible under the
Maryland General Corporation Law.
 The person seeking indemnification
shall
provide to the Corporation a written
affirmation of his good faith belief
 that the standard of conduct necessary
for
indemnification by the Corporation has
been met and a written undertaking to
 repay any such advance if it should
ultimately be determined that the
standard of conduct has not been met.
  In addition, at least one of the
following
additional conditions shall be met:
(a) the person seeking indemnification
shall provide a security in form and
amount
acceptable to the Corporation for his
undertaking; (b) the Corporation is
insured against losses arising by reason of the advance, or (c) a majority of a quorum of Disinterested Non-Party Directors, or independent legal counsel, in a written opinion, shall be determined, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.
      Section 7.  OTHER RIGHTS.  The rights
 accruing to any indemnitee under these
provisions shall not exclude
any other right which any person may have or hereafter acquire under the Articles of Incorporation or the by-laws of the
Corporation, by contract or otherwise under
 law, by a vote of stockholders or Directors who are disinterested persons (as defined in Section 2(a)(19) of the 1940 Act) or any other right to which he may be lawfully entitled.
      Section 8.  INDEMNIFICATION OF
 EMPLOYEES AND AGENTS.  Subject to any
 limitations provided
by the Investment Company Act of 1940 Act
 or otherwise under the Articles of
Incorporation or  the by-laws of the
Corporation, contract or otherwise under law, the Corporation shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other persons providing services to the
Corporation or serving in any capacity at the request of the Corporation to the full extent permitted by applicable law, provided that such indemnification has been approved by a majority of the Directors.